UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

NOBLE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NBL	The Nasdaq Stock Market LLC*
(Nasdaq Global Select Market)

* As more fully disclosed herein, the registrant’s common stock was suspended from trading on the Nasdaq Global Select Market effective October 5, 2020. A Form 25 was filed on October 5, 2020 to delist the registrant’s common stock from the Nasdaq Global Select Market and to remove it from registration under Section 12(b) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion, on October 5, 2020 (the “Closing Date”), of the previously announced Merger (as defined below) contemplated by the Agreement and Plan of Merger, dated as of July 20, 2020 (the “Merger Agreement”), by and among Noble Energy, Inc., a Delaware corporation (“Noble Energy”), Chevron Corporation, a Delaware corporation (“Chevron”), and Chelsea Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Chevron (“Merger Subsidiary”).

At the effective time of the Merger on the Closing Date (the “Effective Time”), in accordance with the Merger Agreement, Merger Subsidiary merged with and into Noble Energy (the “Merger”), with Noble Energy continuing as the surviving corporation and a direct, wholly-owned subsidiary of Chevron. Noble Energy common stock was suspended from trading on the Nasdaq Global Select Market (“Nasdaq”) prior to the open of trading on October 5, 2020.

At the Effective Time, in accordance with the Merger Agreement, each outstanding share of common stock of Noble Energy (except as otherwise specified in the Merger Agreement) was converted into the right to receive 0.1191 of a share of common stock of Chevron (the “Merger Consideration”). No fractional shares of Chevron common stock were issued in the Merger, and former Noble Energy stockholders are entitled to receive cash in lieu of any fractional shares of Chevron common stock otherwise issuable to such stockholders under the Merger Agreement.

Pursuant to the Merger Agreement, at the Effective Time, (A) each outstanding option to purchase shares of Noble Energy common stock (a “Noble Energy stock option”) was converted into an option to acquire, on the same terms and conditions as were applicable under such Noble Energy stock option immediately prior to the Effective Time (including any provisions for acceleration), the number of shares of Chevron common stock determined by multiplying (i) the number of shares of Noble Energy common stock subject to such Noble Energy stock option immediately prior to the Effective Time by (ii) the Merger Consideration; (B) each outstanding award of cash-settled restricted stock units that corresponded to shares of Noble Energy common stock (a “Noble Energy RSU award”) was converted into a restricted stock unit award (a “Chevron RSU award”) on the same terms and conditions as were applicable under such Noble Energy RSU award immediately prior to the Effective Time (including any provisions for acceleration), with respect to the number of shares of Chevron common stock determined by multiplying (i) the number of shares of Noble Energy common stock subject to such Noble Energy RSU award immediately prior to the Effective Time by (ii) the Merger Consideration; (C) each award of shares of restricted Noble Energy common stock subject to vesting, repurchase or other lapse restriction solely based on continued service (a “Noble Energy RS award”), was converted into an award, on the same terms and conditions as were applicable under such Noble Energy RS award immediately prior to the Effective Time (including any provisions for acceleration) with respect to the number of shares of Chevron common stock determined by multiplying (i) the number of shares of Noble Energy common stock subject to such Noble Energy RS award immediately prior to the Effective Time by (ii) the Merger Consideration; and (D) each award of notional shares of restricted Noble Energy common stock, whose vesting was conditioned in full or in part based on achievement of performance goals or metrics (a “Noble Energy PS award”), was converted into an award, on the same terms and conditions as were applicable under such Noble Energy PS award immediately prior to the Effective Time (other than any performance-based vesting conditions), with respect to the number of shares of Chevron common stock determined by multiplying (i) the number of shares of Noble Energy common stock subject to such Noble Energy PS award immediately prior to the Effective Time (assuming that any performance-based vesting conditions applicable to such Noble Energy PS award for any performance period that had not been completed as of the Effective Time were achieved at the greater of “target” performance or actual performance as of the Effective Time) by (ii) the Merger Consideration.

The issuance of Chevron common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Chevron’s registration statement on Form S-4 (File No. 333-244369) (as amended, the “Registration Statement”), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 26, 2020. The definitive proxy statement of Noble Energy, which formed part of the Registration Statement and also constituted Chevron’s prospectus, contains additional information about the Merger and the other transactions contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to Noble Energy’s Current Report on Form 8-K/A filed with the SEC on July 22, 2020.

The Merger Agreement is incorporated herein by reference to provide investors with information regarding its terms. It is not intended to provide any other factual information about Noble Energy or Chevron. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Noble Energy’s public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the Merger, on the Closing Date, Noble Energy terminated the Credit Agreement, dated as of October 14, 2011 (as amended, the “Credit Agreement”), among Noble Energy, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination, Noble Energy repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreement.

The Credit Agreement provided for a $4.0 billion unsecured revolving credit facility that Noble Energy could draw upon for, among other things, general corporate purposes. Absent termination (or extension pursuant to its terms), the commitments under the Credit Agreement would have expired on March 9, 2023. As of the Closing Date, there was $330.0 million of borrowings outstanding under the Credit Agreement. Early termination of the Credit Agreement did not require payment of any early termination penalties.

Some of the lenders under the Credit Agreement and/or their affiliates have in the past performed investment banking, financial advisory, lending and/or commercial banking services, or other services for Noble Energy and its subsidiaries (including in connection with the transactions described in this Current Report on Form 8-K), for which they have received customary compensation and expense reimbursement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger, Noble Energy notified Nasdaq that the Merger had been consummated and requested that the trading of its common stock on Nasdaq be suspended and that the listing of its shares on Nasdaq be withdrawn. In addition, Noble Energy requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of its shares from Nasdaq and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended. Nasdaq filed the Form 25 on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of Noble Energy occurred, and Noble Energy became a direct, wholly-owned subsidiary of Chevron.

The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the directors and officers of Noble Energy immediately prior to the Effective Time ceased to be directors or officers of Noble Energy at the Effective Time, and, at the Effective Time, Frank W. Mount, M. Ryan LaRosa and Stephen W. Green became the directors of Noble Energy, and Jeff B. Gustavson became the President of Noble Energy. Immediately after the Effective Time, directors Frank W. Mount, M. Ryan LaRosa and Stephen W. Green were replaced by Jeff B. Gustavson, Alana K. Knowles and Uriel M. Oseguera by action of Chevron as the sole shareholder of Noble Energy.

Jeff B. Gustavson, 48, serves as the Vice President of Chevron North America Exploration & Production Company and oversees its Mid-Continent Business Unit, a position he has held since February 2018. From September 2015 to February 2018, Mr. Gustavson was the President of Chevron Canada Limited. Prior to that, he has held positions in Finance, Mergers & Acquisitions, Corporate Strategic Planning, Supply and Trading, Investor Relations and Upstream and has had various assignments in the United States, Venezuela, the United Kingdom and Canada, having joined Chevron in 1999.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, Noble Energy’s certificate of incorporation and by-laws were amended and restated in their entirety. Copies of Noble Energy’s amended and restated certificate of incorporation and by-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of July 20, 2020, by and among Chevron Corporation, Chelsea Merger Sub Inc. and Noble Energy, Inc. (incorporated by reference to Exhibit 2.1 to Noble Energy, Inc.’s Current Report on Form 8-K/A filed with the SEC on July 22, 2020).*

3.1	Amended and Restated Certificate of Incorporation of Noble Energy, Inc. as of October 5, 2020.

3.2	Amended and Restated By-Laws of Noble Energy, Inc. as of October 5, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: October 5, 2020
	By:	/s/ Kari H. Endries
Kari H. Endries
Vice President and Secretary

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